Exhibit 32.3

Section 1350 Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kimco Realty OP, LLC (“Kimco OP”) hereby certifies, to such officer’s knowledge, that:

(i)

the accompanying Quarterly Report on Form 10-Q of Kimco OP for the quarterly period ended September 30, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kimco OP.

Date: October 27, 2023
/s/ Conor C. Flynn
Conor C. Flynn
Chief Executive Officer